SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
October 27, 2009
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

161 Sixth Avenue, New York, New York	10013

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number Including Area Code: (212) 539-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 — Results of Operations and Financial Condition
On October 29, 2009, Harris Interactive Inc. (the “Company”) issued a press release announcing the Company’s earnings for the fiscal quarter ended September 30, 2009. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
A non-GAAP financial measure, adjusted EBITDA, is referenced in the press release attached as Exhibit 99.1. A reconciliation of this non-GAAP measure to the most directly comparable financial measure calculated and presented in accordance with GAAP, GAAP Net Income, is provided as part of the press release.
The Company defines Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation. Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The Company is presenting Non-GAAP Adjusted EBITDA because it provides investors with an additional way to view its operations, when considered with both its GAAP results and the reconciliation to net income, which the Company believes provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP Adjusted EBITDA is presented solely as a supplemental disclosure because: (i) the Company believes it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation and amortization expenses; (ii) the Company believes that investors will find this data useful in assessing its ability to service or incur indebtedness; (iii) the Company uses adjusted EBITDA internally to evaluate the performance of its personnel and also as a benchmark to evaluate its operating performance and compare its performance to that of its competitors; and (iv) Non-GAAP Adjusted EBITDA is a component of the financial covenant measures used by the Company’s lenders in connection with the Company’s credit facilities. The use of Non-GAAP Adjusted EBITDA has limitations and you should not consider Non-GAAP Adjusted EBITDA in isolation from or as an alternative to GAAP measures such as net income, operating income or data prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The Company believes that its description of Non-GAAP Adjusted EBITDA after the effect of restructuring and other charges is useful to investors because it provides a means for investors to better understand the Company’s ongoing operations during the fiscal quarter.
Section 5 — Corporate Governance Management
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 27, 2009, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved an increase to the annual base salary of Eric W. Narowski, SVP, Global Controller and Principal Accounting Officer, from $174,000 to $183,000 and an increase to his target annual cash bonus from 20% to 30% of his annual base salary. The Compensation Committee concluded that this adjustment was necessary to bring Mr. Narowski’s cash compensation to a level commensurate with his role at the Company.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press Release issued by Harris Interactive Inc. on October 29, 2009 announcing the Company’s earnings for the fiscal quarter ended September 30, 2009.
Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934 and is not incorporated by reference into any registrations under the Securities Act of 1933. Additionally, the submission of Item 2.02 of this Report on Form 8-K is not an admission as to the materiality of any information in this Report that is required to be disclosed solely by Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HARRIS INTERACTIVE INC.
(Registrant)

	By:	/s/ Robert J. Cox
		Name:	Robert J. Cox
Dated: October 29, 2009		Title:	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
Exhibit 99.1	Press Release issued by Harris Interactive Inc. on October 29, 2009 announcing the Company’s earnings for the fiscal quarter ended September 30, 2009.